UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13, 15(d), or 37 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2015

TENNESSEE VALLEY AUTHORITY
(Exact name of registrant as specified in its charter)

A corporate agency of the United States created by an act of Congress (State or other jurisdiction of incorporation or organization)	000-52313 (Commission file number)	62-0474417 (IRS Employer Identification No.)

400 W. Summit Hill Drive Knoxville, Tennessee (Address of principal executive offices)		37902 (Zip Code)

(865) 632-2101
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 28, 2015, TVA amended and restated its Executive Annual Incentive Plan and Retention Incentive Plan and adopted a Long-Term Incentive Plan.

Executive Annual Incentive Plan

The Executive Annual Incentive Plan is designed to provide officers and other participants with incentive opportunities based on successful achievement of established financial and/or operational goals measured over a one-year period. Awards under the plan are equal to the product of (1) base salary, (2) the annual incentive opportunity, (3) the percent of opportunity achieved, (4) a corporate multiplier between 0 and 1.0 that the TVA Board of Directors (“Board”) determines based on a qualitative assessment of goals and measures that the Board establishes for the corporate multiplier, and (5) an individual multiplier that a participant’s supervisor may apply to adjust an award up or down based on an evaluation of the participant’s individual achievements and performance over the performance cycle. Awards may be adjusted further by the Board or the Chief Executive Officer at their discretion for any reason. The amended and restated Executive Annual Incentive Plan becomes effective as of October 1, 2015. A copy of the plan is filed as Exhibit 10.1.

Retention Incentive Plan

The Retention Incentive Plan is designed to provide a retention incentive to select employees in critical positions where the loss of their services may adversely impact TVA operations. Participation is limited to situations where it is in TVA’s best interest to retain the services of an employee for a specified period of time in order to facilitate the transition of responsibilities or accomplish specific objectives necessary for the continued business performance of TVA. The retention incentive period may extend from six months to thirty-six months. Performance measures and performance goals are established specifically for each participant in a retention agreement and are measured over the specified period of the performance cycle. Payment of a retention incentive award is contingent on successful achievement of the stated performance measures and performance goals. Awards will be paid as a lump-sum payment at the conclusion of the performance cycle set forth in the retention agreement. The amended and restated Retention Incentive Plan becomes effective as of October 1, 2015. A copy of the plan is filed as Exhibit 10.2.

Long-Term Incentive Plan

The Long-Term Incentive Plan combines and replaces both the TVA Executive Long-Term Incentive Plan and the TVA Long-Term Retention Incentive Plan. The purpose of the Long-Term Incentive Plan is to provide a targeted level of total long-term compensation that is comprised of both (1) a variable, at-risk performance-based component (the “Performance Component”) and (2) a retention component (the “Retention Component”).

The Performance Component is designed to provide officers and other participants with time-vested incentive opportunities based on successful achievement of established financial and/or operational goals measured over a three-year period. Awards under the Performance Component are equal to the product of (1) base salary, (2) the long-term incentive opportunity, and (3) the percent of opportunity achieved. The Board may adjust awards based on the evaluation of the participant’s individual achievements, peer group comparisons, and performance results over the performance cycle.

The Retention Component is designed to provide officers and other participants with time-based incentive opportunities designed to encourage them to remain with TVA. The Retention Component has a prorated vesting period covering three years. Awards will be granted on October 1 and will become 1/3 vested on each subsequent September 30, provided the participant remains employed through that date.

The Long-Term Incentive Plan becomes effective as of October 1, 2015. A copy of the plan is filed as Exhibit 10.3.

Item 9.01 Financial Statements and Exhibits.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
10.1	Executive Annual Incentive Plan
10.2	Retention Incentive Plan
10.3	Long-Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 30, 2015	Tennessee Valley Authority
(Registrant)

/s/ John M. Thomas, III
John M. Thomas, III
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibits 10.1, 10.2, and 10.3 are filed pursuant to Item 5.02 hereof.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
10.1	Executive Annual Incentive Plan
10.2	Retention Incentive Plan
10.3	Long-Term Incentive Plan

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